   As filed with the Securities and Exchange Commission on October 16, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ----------------
                                   FORM S-3
                         REGISTRATION STATEMENT Under
                          THE SECURITIES ACT OF 1933
                               ----------------
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

     Delaware                                                  23-1701520
   (State or other jurisdiction of                          (I.R.S. employer
  incorporation or organization)                          Identification No.)

                              4 Country View Road
                          Malvern, Pennsylvania 19355
                                (610) 647-5930
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                               ----------------
                    Richard A. Blumenthal, General Counsel
                   Systems & Computer Technology Corporation
                              4 Country View Road
                          Malvern, Pennsylvania 19355
                                (610) 647-5930
         (Name and address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                With Copies to:
Barry M. Abelson, Esquire                             Robert Rosenman, Esquire
Paul T. Porrini, Esquire                              Cravath, Swaine & Moore
Pepper, Hamilton & Scheetz LLP                        Worldwide Plaza
3000 Two Logan Square                                 825 Eighth Avenue
Philadelphia, PA 19103-2799                           New York, NY 10019

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-37551
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

                                                              Proposed Maximum      Proposed Maximum
Title of Each Class of Securities to be     Amount to be     Offering Price Per    Aggregate Offering       Amount of
               Registered                   Registered(1)         Unit(2)               Price(2)         Registration Fee
5% Convertible Subordinated
 Debentures Due 2004   ..................    $5,750,000             N/A                   N/A                $1,743
Common Stock, $.01 par
 value  .................................        (3)                N/A                   N/A                  (4)

--------------------------------------------------------------------------------
(1) Includes Debentures that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(3) Such indeterminable number of shares of Common Stock as may be required for issuance upon conversion of the Debentures being registered hereunder and such additional securities as may be issuable as a result of the "anti-dilution" provisions thereof.

(4) Pursuant to Rule 457(i), no registration fee is required.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The information in the Registration Statement (File No. 333-37551) filed by Systems & Computer Technology Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act is incorporated by reference into this Registration Statement.



                                 CERTIFICATION

         In accordance with Rule 111(b) under the Securities Act, the undersigned Registrant certifies as follows:

         (i) the Registrant has instructed its bank to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the Registrant to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement pursuant to Rule 462(b);



         (ii)     the Registrant will not revoke such instructions; and

         (iii) the Registrant has sufficient funds in such account to cover the amount of such filing fee.

         The Registant further undertakes that, if such instructions have been sent after the close of business of such bank, the Registant will confirm receipt of such instructions by such bank during regular business hours on the following business day.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on October 16, 1997.

                                 SYSTEMS & COMPUTER TECHNOLOGY CORPORATION



                                 By: /s/ Michael J. Emmi
                                   -------------------------------------------
                                   Chairman of the Board,
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                         Title                            Date
                  ---------                                         -----                            ----
      /s/ Michael J. Emmi                        Chairman of the Board, President and          October 16, 1997
-------------------------------                  Chief Executive Officer
       Michael J. Emmi

            *                                    Senior Vice President, Finance and            October 16, 1997
-------------------------------                  Administration, Treasurer and Chief
         Eric Haskell                            Financial Officer (Principal Financial and
                                                 Accounting Officer)

            *                                    President, SCT Software Group and             October 16, 1997
-------------------------------                  Director
     Michael D. Chamberlain

            *                                    Director                                      October 16, 1997
-------------------------------
      Gabriel A. Battista

            *                                    Director                                      October 16, 1997
-------------------------------
       Allen R. Freedman

            *                                    Director                                      October 16, 1997
-------------------------------
      Thomas I. Unterberg

        /s/ Michael J. Emmi
*By:---------------------------
         Michael J. Emmi,
         Attorney-in-Fact

                                EXHIBIT INDEX

Exhibit
Number                   Description of Exhibits
------                   -----------------------

5         Opinion of Pepper, Hamilton & Scheetz LLP.

23(a) Consent of Pepper, Hamilton & Scheetz LLP. Reference is made to Exhibit 5 hereto.

23(b)     Consent of Ernst & Young LLP.

24 Power of Attorney. Incorporated by reference from Registration Statement No. 333-37551.